As filed with the Securities and Exchange Commission on March 3, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________

INFOBLOX INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0062867
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3111 Coronado Drive
Santa Clara, CA 95054
(408) 986-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

2012 Equity Incentive Plan
2012 Employee Stock Purchase Plan
(Full title of the plans)
Jesper Andersen
President and Chief Executive Officer
Infoblox Inc.
3111 Coronado Drive
Santa Clara, CA 95054
(408) 986-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

William L. Hughes, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer   [ x ]        Accelerated filer    [ ]
Non-accelerated filer    [ ]  (Do not check if a smaller reporting company)      Smaller reporting company   [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
To be issued under the 2012 Equity Incentive Plan	2,337,739	(2)	$15.48	(3)	$36,188,199.72	$3,644.16
To be issued under the 2012 Employee Stock Purchase Plan	584,434	(4)	$13.16	(5)	7,691,151.44	774.50
Total	2,922,173				$43,879,351.16	$4,418.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2012 Equity Incentive Plan (the “2012 Plan”) effective January 1, 2016. Shares available for issuance under the 2012 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2012 (Registration No. 333-180840), September 20, 2013 (Registration No. 333-191285), June 5, 2014 (Registration No. 333-196536) and March 6, 2015 (Registration No. 333-202543).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 26, 2016.

(4)
Represents an automatic increase to the number of shares available for issuance under the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) effective January 1, 2016. Shares available for issuance under the 2012 ESPP were previously registered on registration statements on Form S-8 filed with the SEC on April 20, 2012 (Registration No. 333-180840), September 20, 2013 (Registration No. 333-191285), June 5, 2014 (Registration No. 333-196536) and March 6, 2015 (Registration No. 333-202543).

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 26, 2016, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2012 ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Infoblox Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 2,337,739 additional shares of common stock under the Registrant's 2012 Equity Incentive Plan and 584,434 additional shares of common stock under the Registrant's 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the SEC on April 20, 2012 (Registration No. 333-180840), September 20, 2013 (Registration No. 333-191285), June 5, 2014 (Registration No. 333-196536) and March 6, 2015 (Registration No. 333-202543).

PART II
Information Required in the Registration Statement

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-183968	3.01	10/1/2012
4.2	Restated Bylaws of the Registrant	S-1	333-183968	3.02	10/1/2012
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2012 Equity Incentive Plan	10-Q	001-35507	10.2	3/5/2013
99.2	2012 Employee Stock Purchase Plan	10-Q	001-35507	10.1	3/7/2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 3rd day of March, 2016.

INFOBLOX INC.

By:	/s/ Jesper Andersen
Jesper Andersen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jesper Andersen and Janesh Moorjani, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
Principal Executive Officer:
/s/ Jesper Andersen	President and Chief Executive Officer and Director	March 3, 2016
Jesper Andersen
Principal Financial Officer and Principal Accounting Officer:
/s/ Janesh Moorjani	Chief Financial Officer	March 3, 2016
Janesh Moorjani
Additional Directors:
/s/ Richard Belluzzo	Director	March 3, 2016
Richard Belluzzo
/s/ Laura C. Conigliaro	Director	March 3, 2016
Laura C. Conigliaro
/s/ Philip Fasano	Director	March 3, 2016
Philip Fasano
/s/ Fred M. Gerson	Director	March 3, 2016
Fred M. Gerson
/s/ Edzard Overbeek	Director	March 3, 2016
Edzard Overbeek
/s/ Daniel J. Phelps	Director	March 3, 2016
Daniel J. Phelps

Exhibit Index

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-183968	3.01	10/1/2012
4.2	Restated Bylaws of the Registrant	S-1	333-183968	3.02	10/1/2012
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2012 Equity Incentive Plan	10-Q	001-35507	10.2	3/5/2013
99.2	2012 Employee Stock Purchase Plan	10-Q	001-35507	10.1	3/7/2014